                                  EXHIBIT 23.2
                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Advanced Power Technology, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Advanced Power Technology, Inc. of our report dated February 25, 2000, relating to the consolidated balance sheets of Advanced Power Technology, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in Form S-1 of Advanced Power Technology, Inc.


                                         /s/ KPMG LLP



Portland, Oregon
November 13, 2000



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